Exhibit 10.4

Restricted Stock Grant Agreement under

the Orthofix International N.V.

2012 Long-Term Incentive Plan

This Restricted Stock Grant Agreement (the “Agreement”) is made this 13th day of March, 2013 (the “Grant Date”), between Orthofix International N.V., a Curacao company (the “Company”), and the person signing this Agreement adjacent to the caption “Award Recipient” on the signature page hereof (the “Award Recipient”). Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Orthofix International N.V. 2012 Long-Term Incentive Plan (the “Plan”).

WHEREAS, pursuant to the Plan, the Company desires to afford the Award Recipient the opportunity to acquire Common Shares (as defined below) on the terms and conditions set forth herein;

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. Grant of Restricted Stock.

(a) Number of Shares/Vesting. The Company hereby grants to the Award Recipient, on the Grant Date, an Award of 10,000 shares of Stock (“Common Shares”) under the Plan subject to the vesting schedule and terms and conditions set forth below (the “Restricted Stock”). Subject to earlier termination in accordance with the Plan or this Agreement and the terms and conditions herein, all of the Restricted Stock granted under this Agreement shall vest on the third anniversary of the Grant Date (the “Vesting Date”).

(b) Additional Documents. The Award Recipient agrees to execute such additional documents and complete and execute such forms as the Company may require for purposes of this Agreement.

(c) Issuance of Restricted Stock; Dividend and Distribution Rights. Upon the vesting of the Restricted Stock pursuant to the terms hereof, the restrictions of Sections 1(a) and 3 shall lapse with respect to such vested Restricted Stock. The issuance of the Restricted Stock under this grant shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. As the Award Recipient’s vests as described above, the recordation of the number of Common Shares attributable to such Award Recipient will be appropriately modified.

2. Incorporation of Plan. The Award Recipient acknowledges receipt of the Plan, and represents that he or she is familiar with its terms and provisions and hereby accepts this grant of Restricted Stock subject to all of the terms and provisions of the Plan and all interpretations, amendments, rules and regulations which may, from time to time, be promulgated and adopted pursuant to the Plan. The Plan is incorporated herein by reference. In the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern and this Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

3. Restrictions on Transfer. To the extent not yet vested, the Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of, whether by operation of law or otherwise.

4. Notification of Election Under Section 83(b) of the Code. Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price paid for the Restricted Stock (i.e., zero), and the fair market value of shares on the date any forfeiture restrictions lapse with respect to such shares, will be reportable as ordinary income at that time. An Award Recipient may elect to be taxed at the time the shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code within thirty days of the Grant Date. In such event, the Award Recipient will have to make a tax payment based on the fair market value of the shares on the Grant Date, which amount will be treated as ordinary income. The form for making this election is attached hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by the Award Recipient as the forfeiture restrictions lapse.

BY SIGNING THIS AGREEMENT, THE AWARD RECIPIENT ACKNOWLEDGES THAT IT IS HIS OR HER SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF THE AWARD RECIPIENT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF. THE AWARD RECIPIENT AGREES AND ACKNOWLEDGES THAT HE OR SHE IS RELYING SOLELY ON HIS OR HER OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY SECTION 83(b) ELECTION.

5. Termination of Service.

(a) Termination of Service Other than for Death or Disability. If, prior to vesting, the Award Recipient’s Service is terminated other than reason by death or Disability (as defined in and pursuant to Section 4.3 of the Employment Agreement), the Restricted Stock shall be forfeited by the Award Recipient and cancelled by the Company as of the date of the Award Recipient’s termination of Service, and the Award Recipient shall have no further right or interest therein unless the Committee in its sole discretion shall determine otherwise.

(b) Termination of Service for Death or Disability. If the Award Recipient’s Service terminates by reason of death or Disability (as defined in and pursuant to Section 4.3 of the Employment Agreement), the Restricted Stock shall automatically vest in full as of the date of the Award Recipient’s termination of Service.

6 Change of Control. Upon the occurrence of a Change of Control (as that term is defined in the Employment Agreement) prior to any forfeiture hereunder, the Restricted Stock shall automatically vest in full.

7. Withholding. The Award Recipient (or following the Award Recipient’s death, the Award Recipient’s estate, personal representative, or beneficiary, as applicable) shall be liable for any and all U.S. federal, state or local taxes of any kind required by law to be withheld with respect to the vesting of the Restricted Stock, as well as for any and all applicable withholding tax requirements of any other country or jurisdiction. When the Restricted Stock vests, the Company shall cause the Award Recipient (or following the Award Recipient’s death, the Award Recipient’s estate, personal representative, or beneficiary, as applicable) to satisfy all of his or her tax withholding obligations by having the Company withhold a number of Common Shares that would otherwise become vested having a Fair Market Value (as of the close of business on the Vesting Date) not in excess of the minimum amount of tax withholding obligations required by law to be withheld with respect to such vesting.

8. No Employment or Other Rights. This grant of Restricted Stock does not confer upon the Award Recipient any right to be continued in the employment of, or otherwise provide Services to, the Company or any Subsidiary or other affiliate thereof, or interfere with or limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate such Award Recipient’s employment or other service relationship at any time. For purposes of this Agreement only, the term “employment” shall include circumstances under which Award Recipient provides consulting or other Services to the Company or any of its Subsidiaries as an independent contractor, but such Award Recipient is not, nor shall be considered, an employee; provided, however, nothing in this Section 8 or this Agreement shall create an employment relationship between such person and the Company or its applicable Subsidiary, as the usages described in this Section are for convenience only.

9. Adjustment of and Changes in Common Shares. In the event of any merger, consolidation, recapitalization, reclassification, stock dividend, extraordinary dividend, or other event or change in corporate structure affecting the Common Shares, the Committee shall make such adjustments, if any, as it deems appropriate in the number and class of shares subject to the Restricted Stock. The foregoing adjustments shall be determined by the Committee in its sole discretion.

10. Rights as a Shareholder. Except as otherwise provided in this Agreement, the Award Recipient shall have all rights of a stockholder with respect to the Restricted Stock granted under this Agreement, including voting rights. Notwithstanding the foregoing, dividends with respect to any Restricted Stock granted under this Agreement shall accrue, but shall not be paid, until the Award Recipient shall become the holder of record thereof, and no adjustment shall be made for dividends or distributions or other rights in respect of any Restricted Stock for which the record date is prior to the date upon which the Award Recipient shall become the holder of record thereof.

11. Discretionary Nature of Plan. The Plan is discretionary in nature, and the Company may suspend, modify, amend or terminate the Plan in its sole discretion at any time, subject to the terms of the Plan and any applicable limitations imposed by law. This Restricted Stock grant under the Plan is a one-time benefit and does not create any contractual or other right to receive additional Restricted Stock or other benefits in lieu of Restricted Stock in the future. Future grants, if any, will be at the sole discretion of the Committee, including, but not limited to, the timing of any grant, the number of shares of Restricted Stock granted, and the vesting provisions.

12. Miscellaneous Provisions.

(a) Applicable Law. The validity, construction, interpretation and effect of this instrument will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the conflicts of law provisions thereof.

(b) Notice. Any notice required by the terms of this Agreement shall be delivered or made electronically, over the Internet or otherwise (with request for assurance of recipient in a manner typical with respect to communications of that type), or given in writing. Any notice given in writing shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, and shall be addressed to the Company at its principal executive office and to the Award Recipient at the address that he or she has most recently provided to the Company. Any notice given electronically shall be deemed effective on the date of transmission.

(c) Headings. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(e) Amendments. The Board and the Committee shall have the power to alter or amend the terms of the grant of Restricted Stock as set forth herein from time to time, in any manner consistent with the provisions of Sections 5.3 and 18.10 of the Plan, and any alteration or amendment of the terms of this grant of Restricted Stock by the Board or the Committee shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Committee shall give notice to the Award Recipient of any such alteration or amendment as promptly as practicable after the adoption thereof. The foregoing shall not restrict the ability of the Award Recipient and the Board or the Committee by mutual written consent to alter or amend the terms of this grant of Restricted Stock in any manner which is consistent with the Plan.

(f) Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the Award Recipient and the Company.

(g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the Award Recipient and the Company regarding the grant of Restricted Stock and supersede all prior arrangements or understandings (whether oral or written and whether express or implied) with respect thereto.

13. Definitions. For purposes of this Agreement, the following capitalized words shall have the meanings set forth below.

“Change of Control” shall have the meaning set forth in the Employment Agreement.

“Disability” shall have the meaning set forth in the Employment Agreement.

“Employment Agreement” shall mean the Optionee’s employment agreement with Orthofix Inc., dated March 13, 2013.

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EXECUTED on the date first written above.

COMPANY:	ORTHOFIX INTERNATIONAL N.V.

	By:	/s/ James F. Gero
Name: James F. Gero
Title: Chairman of the Board

AWARD RECIPIENT:

/s/ Bradley R. Mason
BRADLEY R. MASON

ELECTION UNDER SECTION 83(b) OF

THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1. The name, address and social security number of the undersigned:

Name:

Address:

Social Security No. :

2. Description of property with respect to which the election is being made:

10,000 shares of common stock, par value $0.10 per share, of Orthofix International N.V., a Curacao company, (the “Company”).

3. The date on which the property was transferred is March 13, 2013.

4. The taxable year to which this election relates is calendar year 2013.

5. Nature of restrictions to which the property is subject:

The shares of stock are subject to the provisions of a Restricted Stock Grant Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of such agreement.

6. The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $38.82 per share, for a total of $388,200.

7. The amount paid by taxpayer for the property was $0.00.

8. A copy of this statement has been furnished to the Company.

Dated:                     , 2013

Taxpayer’s Signature

Bradley R. Mason
Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION

UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:2

1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock.

2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

3. You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.

[2]	WHETHER OR NOT TO MAKE THE ELECTION IS YOUR DECISION AND MAY CREATE TAX CONSEQUENCES FOR YOU. YOU ARE ADVISED TO CONSULT YOUR TAX ADVISOR IF YOU ARE UNSURE WHETHER OR NOT TO MAKE THE ELECTION.